Exhibit 99.1

PRESS RELEASE

   CARSUNLIMITED.COM, INC. (OTCBB:CAUL.OB) ANNOUNCES TERMINATION OF LETTER OF
            INTENT TO ACQUIRE SEA CHANGE GROUP, LLC, A PRIVATELY HELD
                       NEW YORK LIMITED LIABILITY COMPANY


New York, NY, May 5, 2005 - Carsunlimited.Com, Inc. (Cars, OTCBB:CAUL.OB) today announced that it has terminated its letter of intent to acquire Sea Change Group, LLC (SEA CHANGE), a privately held New York State limited liability company.


Dan Myers, Cars' CEO, said that the parties jointly determined it was not in their best interest to proceed as outlined in the Letter of Intent (January 18, 2005).


FORWARD-LOOKING STATEMENTS


All statements other than statements of historical fact included in this release, including without limitation, statements regarding the marketability of the products discussed, financial position and business strategy of Cars and plans and objectives of management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", "will", "could", "may", and similar expressions, identify forward-looking statements. Such forward-looking statements are based on the beliefs of, as well as assumptions made by and information currently available to, Cars' management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors, pricing pressures, capacity and supply constraints; market acceptance of new products and services; risks associated with the entry into new markets; and delays in product delivery. Such statements reflect management's views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to operations, and results of operations. Readers are cautioned not to place undue reliance on these forward-looking statements. Cars does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.


Contact:


David A Loewenstein
Strategic Corporate Initiatives Ltd
Strategiccorp@aol.com
516-676-3366